UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 22, 2019

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2019, TETRA Technologies, Inc. (“TETRA” or the “Company”) announced that on February 22, 2019 Stuart M. Brightman informed the Company that he intends to retire from his position as Chief Executive Officer of TETRA immediately following the Annual Meeting of TETRA stockholders on May 3, 2019.  Mr. Brightman has been nominated as a candidate for election as a director at the Annual Meeting.  It is anticipated that Mr. Brightman will continue as a non-executive employee of TETRA on terms to be agreed upon.

Mr. Brightman also serves as the Chairman of the Board of CSI Compressco GP Inc., the general partner of CSI Compressco LP, one of TETRA’s consolidated subsidiaries and a publicly traded limited partnership. On February 22, 2019, Mr. Brightman also gave notice of his intent to retire from the board of CSI Compressco GP Inc. immediately following the Annual Meeting of TETRA stockholders.

TETRA also announced that it has appointed Brady M. Murphy as Chief Executive Officer, to be effective upon Mr. Brightman’s retirement from such position.  Mr. Murphy is the current President, Chief Operating Officer and a director of TETRA.

Brady M. Murphy, 59, has served as TETRA’s President and Chief Operating Officer since February 2018 and as a director since December 2018. Mr. Murphy also serves as a director of CSI Compressco GP Inc. Prior to joining TETRA, Mr. Murphy served as chief executive officer of Paradigm Group B.V., a private company focused on strategic technologies for the upstream energy industry, from January 2016 until February 2018. Mr. Murphy previously served at Halliburton for 34 years and held numerous international and North America positions, including senior vice president – global business development and marketing from 2012 to December 2015, senior vice president – business development Eastern Hemisphere, and senior vice president – Europe/Sub –Saharan Africa region. Mr. Murphy received his B.S. degree in Chemical Engineering from Pennsylvania State University and is an alumnus of Harvard Business School’s Advanced Management Program.

There are no arrangements or understandings between Mr. Murphy and any other person pursuant to which he was appointed.  There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Murphy and any of TETRA’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no transaction in which Mr. Murphy has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of TETRA’s news release relating to the foregoing is attached to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	News Release dated February 25, 2019 issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Senior Vice President and General Counsel

Date: February 25, 2019